KRAMER LEVIN NAFTALIS & FRANKEL LLP
                           9 1 9 T H I R D A V E N U E
                           NEW YORK, N.Y. 10022 - 3852
                                (212) 715 - 9100






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                                                               (212) 715-8000
                                                                    -----
                                                          WRITER'S DIRECT NUMBER
                                                               (212) 715-7507

                                            February 26, 1999






VIA EDGAR
---------

Lepercq-Istel Trust
1675 Broadway
New York, NY  10019

        Re:    Registration No. 2-10841
               ------------------------
Gentlemen:

          We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 76 to Registration Statement No. 2-10841.

                                      Very truly yours,


                                      /s/Kramer Levin Naftalis & Frankel LLP
                                      Kramer Levin Naftalis & Frankel LLP
JB:adc